ALLIED WORLD REPORTS AN 88.1% COMBINED RATIO AND 13.1% ANNUALIZED NET INCOME RETURN ON AVERAGE SHAREHOLDERS' EQUITY FOR THE FIRST QUARTER 2015

•	Growth in gross premiums written of 10.1% in North American Insurance compared to the prior year quarter

•	Growth in gross premiums written of 11.9% on a constant dollar basis in Global Markets Insurance compared to the prior year quarter

•	Net favorable reserve development on prior loss years of $63.6 million versus $48.9 million in prior year quarter

•	The company repurchased 1.3 million common shares totaling $50.9 million during the first quarter of 2015

•	As previously announced, the company completed the acquisitions of the Hong Kong and Singapore operations of Royal & Sun Alliance Insurance plc (“RSA”) on April 1, 2015

ZUG, Switzerland--(BUSINESS WIRE)--Allied World Assurance Company Holdings, AG (NYSE: AWH) today reported net income of $124.4 million, or $1.27 per diluted share, for the first quarter of 2015 compared to net income of $177.0 million, or $1.74 per diluted share, for the first quarter of 2014.
The company reported operating income of $91.7 million, or $0.93 per diluted share, for the first quarter of 2015, compared to operating income of $129.9 million, or $1.28 per diluted share, for the first quarter of 2014.
President and Chief Executive Officer Scott Carmilani commented, "Allied World is off to a strong start in 2015. Our North American Insurance segment continues to gain scale and see attractive rate increases. We are pleased to have completed our acquisitions of the RSA Hong Kong and Singapore operations and are looking forward to completing the combination of our platforms as we continue to grow our Global Markets Insurance segment."

First Quarter Summary (Unaudited)

(Expressed in millions of U.S. dollars, except per share amounts)	Three Months Ended March 31,
			Diluted per share
	2015	2014	2015	2014

Net income	$124.4	$177.0	$1.27	$1.74
Add after tax effect of:
Net realized investment gains	(42.6)	(47.2)	(0.44)	(0.46)
Foreign exchange loss	9.9	0.1	0.10	0.00
Operating income	$91.7	$129.9	$0.93	$1.28

First Quarter Operating Results

•
Gross premiums written were $880.6 million, a 2.3% decrease compared to $901.4 million in the first quarter of 2014. This was driven by a decline in the Reinsurance segment, partially offset by growth in both the North American Insurance and Global Markets Insurance segments.

◦	The North American Insurance segment grew by 10.1% led by growth across casualty lines, including Defense Base Act, offset in part by a continued decrease in healthcare insurance.

◦
The Global Markets Insurance segment grew by 11.9% on a constant dollar basis and 3.8% on an as reported basis, driven by new lines of business, including onshore construction and marine liability, as well as growth across existing lines including general casualty and professional liability.

◦	The Reinsurance segment decreased by 11.6% driven largely by the non-renewal of business, including certain property and crop treaties.

•	Net premiums earned were $568.5 million, a 7.2% increase compared to $530.3 million in the first quarter of 2014 as the company retained more premium on a net basis.

•	Underwriting income was $67.5 million compared to $106.9 million in the first quarter of 2014.

•	The company did not experience any reportable catastrophe losses for the first quarter of 2015 or the comparable quarter last year, but did experience attritional property and aviation losses.

•	The combined ratio was 88.1% compared to 79.9% in the first quarter of 2014.

•
The loss and loss expense ratio was 57.2% in the first quarter of 2015 compared to 51.9% in the prior year quarter. During the first quarter of 2015, the company recorded net favorable reserve development on prior loss years of $63.6 million, a benefit of 11.2 percentage points to the loss and loss expense ratio, compared to $48.9 million a year ago, a benefit of 9.2 percentage points.

•
The company's expense ratio was 30.9% for the first quarter of 2015 compared to 28.0% for the first quarter of 2014. The increase was largely driven by the impact of a higher stock price on compensation expense.

•
Foreign exchange losses were $9.9 million for the first quarter of 2015 compared to $0.1 million for the first quarter of 2014, largely driven by hedges the company placed on the British pound sterling purchase price of the RSA acquisitions as well as strengthening of the U.S. dollar against other currencies.

Investment Results

•	The total financial statement return on the company's investment portfolio for the three months ended March 31, 2015 was 1.0% compared to 1.2% for the three months ended March 31, 2014.

•	Net investment income decreased 6.4% in the quarter compared to the prior year quarter, driven by lower income derived from equity method investments owned through Allied World Financial Services.

•	See the table below for the components of the investment returns:

(Expressed in millions of U.S. dollars, except percentages)	Three Months Ended March 31,
	2015	2014
Net investment income	$44.6	$47.6
Net realized investment gains	45.0	54.2
Total financial statement portfolio return	$89.6	$101.8

Average invested assets	$8,615.0	$8,498.0
Financial statement portfolio return	1.0%	1.2%

Note: Net investment income, realized gains and unrealized gains are disclosed on a pre-tax basis.

Shareholders' Equity

•	As of March 31, 2015, the company’s total shareholders' equity grew to $3,829.1 million, compared to $3,778.3 million as of December 31, 2014.

•	As of March 31, 2015, diluted book value per share was $38.99, an increase of 1.9% compared to $38.27 as of December 31, 2014.

•	Annualized net income return on average shareholders' equity was 13.1% for the quarter, compared to 19.8% for the comparable quarter last year.

Capital Management

•
During the first quarter of 2015, the company repurchased 1,271,213 of its common shares through its open market share repurchase program at an average price of $40.08 per share and an aggregate cost of $50.9 million.

•
In May 2014, the company’s shareholders approved four quarterly dividends equal to $0.225 per share. The fourth and last dividend was paid on April 2, 2015. Pending shareholder approval at the Annual Shareholder Meeting scheduled for April 30, 2015, the annual dividend payment will increase 15% to $1.04 per share from $0.90 per share.

Supplementary Information
Allied World has provided both a Financial Supplement and an Investment Supplement as of March 31, 2015. This information is available in the "Investor Relations" section of the company's website at www.awac.com.

Conference Call
Allied World will host a conference call on Thursday, April 23, 2015 at 9:00 a.m. (Eastern Time) to discuss the results for the first quarter ended March 31, 2015. The public may access a live webcast of the conference call at the "Investor Relations" section of the company's website at www.awac.com. In addition, the conference call can be accessed by dialing (888) 317-6003 (U.S. callers) or (412) 317-6061 (international callers) and entering the passcode 2239296 approximately ten minutes prior to the call.
A replay of the call will be available through Friday, May 8, 2015 by dialing (877) 344-7529 (U.S. callers and Canada) or (412) 317-0088 (international callers) and entering the passcode 10062718. In addition, the webcast will also remain available online through Friday, May 8, 2015 at www.awac.com.

Non-GAAP Financial Measures
In presenting the company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

"Operating income" is an internal performance measure used in the management of the company's operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items. The company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are heavily influenced by and fluctuate in part according to the availability of market opportunities and other factors. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.
The company has included "diluted book value per share" because it takes into account the effect of dilutive securities; therefore, the company believes it is an important measure of calculating shareholder returns.
"Annualized net income return on average shareholders' equity" ("ROAE") is calculated using average shareholders' equity, excluding the average after tax unrealized gains (or losses) on investments. Unrealized gains (losses) on investments are primarily the result of interest rate and credit spread movements and the resultant impact on fixed income securities. Such gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these unrealized gains (losses) provides a more consistent and useful measurement of operating performance, which supplements U.S. GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.
"Annualized operating return on average shareholders' equity" is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders' equity, excluding the average after tax unrealized gains (losses) on investments. Unrealized gains (losses) are excluded from equity for the reasons outlined in the annualized net income return on average shareholders' equity explanation above.
Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

About Allied World Assurance Company
Allied World Assurance Company Holdings, AG, through its subsidiaries and brand known as Allied World, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions.  Allied World offers superior client service through a global network of offices and branches. All of Allied World's rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor's, and A2 by Moody's, and our Lloyd's Syndicate 2232 is rated A+ by Standard & Poor's and AA- by Fitch.
Please visit the following for further information on Allied World: Web: www.awac.com | Facebook: www.facebook.com/alliedworld | LinkedIn: http://www.linkedin.com/company/Allied-World.

Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by risks that the RSA acquisitions disrupt each company's current plans and operations; the ability to retain key personnel; the ability to recognize the benefits of the RSA acquisitions; the amounts of costs, fees, expenses, and charges related to the RSA acquisitions; pricing and policy term trends; increased competition; the adequacy of our loss reserves; negative rating agency actions; greater frequency or severity of unpredictable catastrophic events; the impact of acts of terrorism and acts of war; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management's response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended March 31,
	2015	2014

Revenues:
Gross premiums written	$880,614	$901,393
Premiums ceded	(108,086)	(129,779)

Net premiums written	772,528	771,614
Change in unearned premiums	(203,980)	(241,329)
Net premiums earned	568,548	530,285

Net investment income	44,551	47,619
Net realized investment gains	45,025	54,205
Other income	854	—
Total revenues	658,978	632,109
Expenses:
Net losses and loss expenses	325,176	275,286
Acquisition costs	78,699	67,722
General and administrative expenses	97,138	80,340
Other expense	1,823	—
Amortization of intangible assets	633	633
Interest expense	14,337	14,534
Foreign exchange loss	9,897	49
Total expenses	527,703	438,564
Income before income taxes	131,275	193,545
Income tax expense	6,919	16,573
NET INCOME	$124,356	$176,972

PER SHARE DATA:
Basic earnings per share	$1.30	$1.78
Diluted earnings per share	$1.27	$1.74

Weighted average common shares outstanding	95,935,551	99,545,187
Weighted average common shares and common share equivalents outstanding	97,577,029	101,584,662

Dividends paid per share (1)	$0.225	$0.167

(1) A dividend of $0.225 was also paid on April 2, 2015 to shareholders of record on March 24, 2015.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	March 31,	December 31,
ASSETS:	2015	2014
Fixed maturity investments trading, at fair value	$6,288,897	$6,069,010
Equity securities trading, at fair value	856,652	844,163
Other invested assets	926,407	955,509

Total investments	8,071,956	7,868,682
Cash and cash equivalents	565,001	670,310
Insurance balances receivable	773,394	664,815
Funds held	479,909	724,021
Prepaid reinsurance	318,838	360,732
Reinsurance recoverable	1,350,311	1,340,256
Reinsurance recoverable on paid losses	107,071	86,075
Accrued investment income	28,267	28,456
Net deferred acquisition costs	187,246	151,546
Goodwill	280,725	278,258
Intangible assets	49,274	46,298
Balances receivable on sale of investments	46,822	47,149
Net deferred tax assets	29,922	33,615
Other assets	329,050	121,350

Total assets	$12,617,786	$12,421,563

LIABILITIES:
Reserve for losses and loss expenses	$5,905,110	$5,881,165
Unearned premiums	1,717,399	1,555,313
Reinsurance balances payable	184,322	180,060
Balances due on purchases of investments	34,396	5,428
Senior notes	798,881	798,802
Other long-term debt	19,730	19,213
Dividends payable	21,528	21,669
Accounts payable and accrued liabilities	107,353	181,622
Total liabilities	8,788,719	8,643,272

SHAREHOLDERS' EQUITY:
Common shares: 2015 and 2014: par value CHF 4.10 per share (2015: 100,299,454; 2014: 100,775,256 shares issued and 2015: 95,444,669; 2014: 96,195,482 shares outstanding)	406,088	408,020
Treasury shares, at cost (2015: 4,854,785; 2014: 4,579,774)	(162,356)	(143,075)
Retained earnings	3,585,335	3,513,346
Total shareholders' equity	3,829,067	3,778,291

Total liabilities and shareholders' equity	$12,617,786	$12,421,563

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

	North American	Global Markets
Three Months Ended March 31, 2015	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$380,767	$60,562	$439,285	$880,614
Net premiums written	296,883	42,895	432,750	772,528
Net premiums earned	312,970	50,040	205,538	568,548
Net losses and loss expenses	(195,479)	(20,510)	(109,187)	(325,176)
Acquisition costs	(31,032)	(7,008)	(40,659)	(78,699)
General and administrative expenses	(59,288)	(18,025)	(19,825)	(97,138)
Underwriting income	27,171	4,497	35,867	67,535
Other insurance-related income	854	—	—	854
Other insurance-related expense	(855)	(968)	—	(1,823)
Segment income	27,170	3,529	35,867	66,566
Net investment income				44,551
Net realized investment gains				45,025
Amortization of intangible assets				(633)
Interest expense				(14,337)
Foreign exchange loss				(9,897)
Income before income taxes				$131,275

GAAP Ratios:
Loss and loss expense ratio	62.5%	41.0%	53.1%	57.2%
Acquisition cost ratio	9.9%	14.0%	19.8%	13.8%
General and administrative expense ratio	18.9%	36.0%	9.6%	17.1%
Expense ratio	28.8%	50.0%	29.4%	30.9%
Combined ratio	91.3%	91.0%	82.5%	88.1%

	North American	Global Markets
Three Months Ended March 31, 2014	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$345,912	$58,397	$497,084	$901,393
Net premiums written	247,152	31,047	493,415	771,614
Net premiums earned	265,451	35,011	229,823	530,285
Net losses and loss expenses	(161,172)	(4,389)	(109,725)	(275,286)
Acquisition costs	(23,675)	(2,879)	(41,168)	(67,722)
General and administrative expenses	(47,615)	(14,582)	(18,143)	(80,340)
Underwriting income	32,989	13,161	60,787	106,937
Other insurance-related income	—	—	—	—
Other insurance-related expense	—	—	—	—
Segment income	32,989	13,161	60,787	106,937
Net investment income				47,619
Net realized investment gains				54,205
Amortization of intangible assets				(633)
Interest expense				(14,534)
Foreign exchange loss				(49)
Income before income taxes				$193,545

GAAP Ratios:
Loss and loss expense ratio	60.7%	12.5%	47.7%	51.9%
Acquisition cost ratio	8.9%	8.2%	17.9%	12.8%
General and administrative expense ratio	17.9%	41.6%	7.9%	15.2%
Expense ratio	26.8%	49.8%	25.8%	28.0%
Combined ratio	87.5%	62.3%	73.5%	79.9%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED OPERATING INCOME RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	Three Months Ended March 31,
	2015	2014

Net income	$124,356	$176,972
Add after tax effect of:
Net realized investment gains	(42,572)	(47,164)
Foreign exchange loss	9,897	49
Operating income	$91,681	$129,857

Weighted average common shares outstanding:
Basic	95,935,551	99,545,187
Diluted	97,577,029	101,584,662

Basic per share data:
Net income	$1.30	$1.78
Add after tax effect of:
Net realized investment gains	(0.44)	(0.47)
Foreign exchange loss	0.10	0.00
Operating income	$0.96	$1.31

Diluted per share data:
Net income	$1.27	$1.74
Add after tax effect of:
Net realized investment gains	(0.44)	(0.46)
Foreign exchange loss	0.10	0.00
Operating income	$0.93	$1.28

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	March 31,	December 31,
	2015	2014
Price per share at period end	$40.40	$37.92

Total shareholders' equity	$3,829,067	$3,778,291

Basic common shares outstanding	95,444,669	96,195,482

Add: unvested restricted share units	843,607	502,506

Add: performance based equity awards	596,224	616,641

Add: employee share purchase plan	30,504	42,176

Add: dilutive options outstanding	2,212,247	2,426,674
Weighted average exercise price per share	$16.73	$16.41
Deduct: options bought back via treasury method	(916,111)	(1,050,151)

Common shares and common share
equivalents outstanding	98,211,140	98,733,328

Basic book value per common share	$40.12	$39.28
Diluted book value per common share	$38.99	$38.27

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS' EQUITY RECONCILIATION
(Expressed in thousands of United States dollars, except for percentage information)

	Three Months Ended March 31,
	2015	2014

Opening shareholders' equity	$3,778,291	$3,519,826
Deduct: accumulated other comprehensive income	—	—
Adjusted opening shareholders' equity	3,778,291	3,519,826

Closing shareholders' equity	$3,829,067	$3,616,678
Deduct: accumulated other comprehensive income	—	—
Adjusted closing shareholders' equity	3,829,067	3,616,678

Average shareholders' equity	$3,803,679	$3,568.252

Net income available to shareholders	$124,356	$176,972
Annualized net income available to shareholders	497,424	707,888

Annualized return on average shareholders' equity -
net income available to shareholders	13.1%	19.8%

Operating income available to shareholders	$91,681	$129,857
Annualized operating income available to shareholders	366,724	519,428

Annualized return on average shareholders' equity -
operating income available to shareholders	9.6%	14.6%

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OR

Faye Cook
Senior Vice President, Marketing & Communications
+1-441-278-5406
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Investors:
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Senior Vice President, Investor Relations and Treasurer
+1-646-794-0590
Sarah.Doran@awac.com
Website: www.awac.com